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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 18, 2001 (October 11, 2001)
Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	0-22081 (Commission File Number)	48-1056429 (IRS Employer Identification Number)

501 Kansas Avenue
Kansas City, KS 66105
(Address of principal executive offices)

(913) 621-9500
(Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

    On October 11, 2001, the Registrant acquired certain assets from ROC Technologies, Inc. ("ROC"), the bankruptcy management software subsidiary of Imperial Bank. Imperial Bank is a subsidiary of Comerica Incorporated ("Comerica"). The acquisition follows Comerica's decision to exit the Chapter 7 trustee business. The purchase price paid by the Registrant for the assets acquired from ROC (prior to direct acquisition costs) was $12,000,000, which was paid by the Registrant from its existing cash and investments.

    ROC provided bankruptcy administration software to Chapter 7 bankruptcy trustees and, prior to the acquisition, was the Registrant's second largest competitor in the Chapter 7 trustee market. As of October 11, 2001, ROC had approximately 100 Chapter 7 trustee clients, with an aggregate deposit base of approximately $250 million. While the Chapter 7 trustee customers of ROC had their primary banking relationship with Imperial Bank, certain trustee customers also maintained Chapter 7 trustee deposits with various other national and regional third-party banks. The Registrant believes that the total Chapter 7 trustee deposits for ROC customers held at Imperial Bank were approximately 50% of ROC customers' total Chapter 7 trustee deposits.

    In a separate transaction, Bank of America, N.A. entered into an agreement with Comerica to promote the transfer of bankruptcy trustee portfolio funds from Comerica to Bank of America. The Registrant and Bank of America have a national marketing program that offers bankruptcy trustee customers a bundled package of technology products and specialty banking services. The Registrant and Bank of America will jointly offer an integrated package of technology products and specialty banking services to the Chapter 7 trustee customers of ROC. By acquiring the ROC customer base, the Registrant has gained accelerated access to significant market share in key geographic markets. The ROC customer portfolio includes a significant concentration of accounts in the Central District of California (the metropolitan Los Angeles area) and Texas. The Central District of California is characterized by some of the nation's largest bankruptcy caseloads and has trustees with some of the highest balances of Chapter 7 liquidated asset proceeds.

    The assets acquired by the Registrant from ROC included the Eagle Trust Software; certain customer lists relating to the Chapter 7 business; certain equipment owned by ROC and related to the Chapter 7 business; and certain contracts relating to the Chapter 7 business.

Item 7. Financial Statements and Exhibits.

    (a) and (b)  Financial Statements and Pro Forma Financial Statements.

    The financial statements required by Items 7(a) and (b) of Form 8-K will be filed by the Registrant on or before December 25, 2001.

    (c)  Exhibits.

    The following exhibits are filed herewith:

  10.1
  Purchase and Assumption Agreement dated as of October 10, 2001, among ROC Technologies, Inc., Comerica Holdings Incorporated and EPIQ Systems, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.
Date: October 18, 2001
	By:	/s/ Tom W. Olofson Name: Tom W. Olofson Title: Chairman of the Board, Chief Executive Officer and Director

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  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements and Exhibits.
SIGNATURES